As Filed with the Securities and Exchange Commission on September 15, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2009 (June 23, 2009)

MONSANTO COMPANY
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05                      Costs Associated with Exit or Disposal Activities.

On June 26, 2009, Monsanto Company filed a Current Report on Form 8-K regarding actions it had committed to undertake to reduce costs in light of the increased market supply environment for glyphosate, including the creation of a separate division for its Roundup® and other herbicides business and steps to better align the resources of its global seeds and traits business (the “Restructuring Plan”).  At that time, the company was not able, in good faith, to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost nor the charge that would result in future cash expenditures, and the company undertook to file an amendment to the Form 8-K to report upon the determination of such amounts.

In the process of analyzing and determining the final scope and elements of the Restructuring Plan, the company identified additional opportunities to better align the resources of the company’s business through the Restructuring Plan.  On September 9, 2009, the company committed to take additional actions related to the Restructuring Plan (the “Revised Restructuring Plan”).  The Revised Restructuring Plan is expected to increase the reduction in workforce across the entire company from approximately 900 to approximately 1,800.  The scope of reductions will vary from country to country and is expected to be approximately eight percent of the company’s global workforce.  The Revised Restructuring Plan, which includes site closures, certain product rationalization and related asset impairments, is expected to increase the estimated restructuring charge from the original range of $350 to $400 million to a range of $550 to $600 million.  Approximately $400 to $420 million of the charge is expected to occur in the fourth quarter of fiscal year 2009 and the remainder in fiscal year 2010 when the Revised Restructuring Plan is expected to be completed.  The charge is expected to be comprised of approximately $225 to $250 million in severance and related benefits, $200 to $225 million in costs related to site closures and product rationalization and $125 million of contract termination costs, and result in future cash expenditures of approximately $380 to $430 million.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this amended Current Report on Form 8-K/A are "forward-looking statements," such as statements concerning the company's anticipated financial results, business and financial plans and other non-historical facts.  These statements are based on current expectations and currently available information.  However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company's exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company's research and development activities; the outcomes of major lawsuits; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company's estimates related to distribution inventory levels; the company's ability to fund its short-term financing needs and to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company's facilities; and other risks and factors detailed in the company's most recent reports on Forms 10-Q and 10-K. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this amended Current Report on Form 8-K/A. The company disclaims any current intention or obligation to update any forward-looking statements or any of the factors that may affect actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 15, 2009

MONSANTO COMPANY

By:	/s/ Christopher A. Martin
Name:	Christopher A. Martin
Title:	Assistant Secretary